Exhibit 107.1

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share	457(c) and 457(h)	1,500,000 (1) (2)	$65.79 (3)	$98,685,000.00	$0.0001102 ($110.20/million dollars registered)	$10,875.09

Total Offering Amounts					$98,685,000.00		$98,685,000.00
Total Fee Offsets							$—
Net Fee Due							$10,875.09

(1) Represents shares of common stock, par value $0.001 per share (the “Common Stock”), of Perficient, Inc., a Delaware corporation (the “Registrant”), underlying the Perficient, Inc. 2012 Long Term Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) The Plan authorizes the issuance of a maximum of 8,500,000 shares of Common Stock, of which 7,000,000 were previously registered on the Registrant’s registration statements on Form S-8 on August 20, 2012 (Registration File No. 333-183422), September 5, 2014 (Registration File No. 333-198589) and August 3, 2017 (Registration File No. 333-219660) (together, the “Prior Registration Statements”). This Registration Statement registers an additional 1,500,000 shares of Common Stock under the Plan (the “Additional Shares”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act, using the average of the high and low prices as reported on as reported on the Nasdaq Global Select Market on July 28, 2023.

Table 2: Fee Offset Claims and Sources

Registrant or Filer Name	Form or Type of Filing	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims
Fee Offset Sources